Exhibit 99.1

Priceline.com Reports Financial Results for 1st Quarter 2013
NORWALK, Conn., May 9, 2013. . . Priceline.com Incorporated (NASDAQ: PCLN) today reported 1st quarter 2013 financial results for The Priceline Group (the “Group”). First quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $9.2 billion, an increase of 36.4% over a year ago (approximately 37% on a local currency basis).
The Group's gross profit for the 1st quarter was $1.01 billion, a 35.8% increase from the prior year. International operations contributed gross profit in the 1st quarter of $894 million, a 45.1% increase versus a year ago (approximately 45% on a local currency basis). The Group's operating income in the 1st quarter was $310 million, a 28.3% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 1st quarter of $244 million, or $4.76 per diluted share, which compares to $182 million or $3.54 per diluted share, in the same period a year ago.
Non-GAAP gross profit for the 1st quarter was $1.03 billion, a 38.6% increase from the prior year. Non-GAAP net income in the 1st quarter was $297 million, a 34.6% increase versus the prior year. Non-GAAP net income was $5.76 per diluted share, compared to $4.28 per diluted share a year ago. FactSet consensus for the 1st quarter 2013 was $5.27 per diluted share. Adjusted EBITDA for the 1st quarter 2013 was $368 million, an increase of 35.6% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“Unit growth in the Priceline Group's global hotel business held steady in the 1st quarter at 38% versus the prior year,” said Jeffery H. Boyd, Chairman and CEO of The Priceline Group. “International gross bookings growth of 43% in the 1st quarter reflects continued strong performance of our international brands around the world. Domestic gross bookings growth accelerated in the quarter with improving results in our hotel and rental car businesses, aided by the roll out last year of our Express DealsSM semi-opaque service."

Looking forward, Mr. Boyd said, “We continue to see economic uncertainty in certain regions, and competition in the online travel sector remains intense. We are encouraged by the solid growth our businesses are delivering globally and will continue our investments in people, marketing, geographic expansion, content and innovation to lay the foundation for future growth."
The Priceline Group said it was targeting the following for 2nd quarter 2013:

•	Year-over-year increase in total gross travel bookings of approximately 30% - 37% (an increase of approximately 27% - 34% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 36% - 43% (an increase of approximately 33% - 40% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 5% - 10%.

•	Year-over-year increase in revenue of approximately 15% - 22%.

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•	Year-over-year increase in gross profit of approximately 26% - 33%.

•	Adjusted EBITDA of approximately $560 million to $595 million.

•	Non-GAAP net income per diluted share between $8.87 and $9.45.
The Company believes that concerns related to sovereign debt and the viability of the Euro have negatively impacted historical operating results and may impact future results. Given the uncertainty surrounding worldwide economic conditions, particularly in Europe where much of the Company's business is concentrated, the Company believes the variability around its guidance is elevated.
Non-GAAP guidance for the 2nd quarter 2013:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income (loss) attributable to noncontrolling interests, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $162 million in the 2nd quarter 2013. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $54 million in the 2nd quarter 2013. The Group estimates GAAP net income per diluted share between approximately $7.87 and $8.45 for the 2nd quarter 2013.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors;

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-- a change by a major search engine to its search engine algorithms that negatively affects our placement in search results;
-- systems-related failures and/or security breaches;
-- an adverse outcome in one or more travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings in which we are involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment and significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦	additional unvested restricted stock units and performance share units are included in the

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calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.
The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations. The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and rentalcars.com and several ancillary brands. The Priceline Group provides online travel services in over 180 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 295,000 hotels and accommodations (as of May 3, 2013), and is available in 41 languages. More recent counts are available on the Booking.com website. Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding. Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages. Rentalcars.com is a multinational rental car service, offering its reservation services in over 6,000 locations and providing customer support in 40 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

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priceline.com Incorporated UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$1,611,210	$1,536,349
Restricted cash	7,022	6,641
Short-term investments	3,570,407	3,646,845
Accounts receivable, net of allowance for doubtful accounts of $11,165 and $10,322, respectively	471,807	367,512
Prepaid expenses and other current assets	319,251	84,290
Deferred income taxes	50,755	40,738
Total current assets	6,030,452	5,682,375
Property and equipment, net	92,500	89,269
Intangible assets, net	191,135	208,113
Goodwill	502,295	522,672
Deferred income taxes	3,643	31,485
Other assets	35,102	35,828
Total assets	$6,855,127	$6,569,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$250,546	$184,648
Accrued expenses and other current liabilities	425,032	387,911
Deferred merchant bookings	403,530	368,823
Convertible debt	526,231	520,344
Total current liabilities	1,605,339	1,461,726
Deferred income taxes	41,474	45,159
Other long-term liabilities	90,589	68,944
Convertible debt	887,229	881,996
Total liabilities	2,624,631	2,457,825

Redeemable noncontrolling interests	190,893	160,287
Convertible debt	48,768	54,655

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 58,355,674 and 58,055,586 shares issued, respectively	452	450
Treasury stock, 8,295,466 and 8,184,787 shares, respectively	(1,136,987)	(1,060,607)
Additional paid-in capital	2,645,316	2,612,197
Accumulated earnings	2,570,114	2,368,611
Accumulated other comprehensive loss	(88,060)	(23,676)
Total stockholders' equity	3,990,835	3,896,975
Total liabilities and stockholders' equity	$6,855,127	$6,569,742

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Agency revenues	$769,928	$537,627
Merchant revenues	528,564	496,409
Other revenues	3,520	3,211
Total revenues	1,302,012	1,037,247
Cost of revenues	292,347	293,959
Gross profit	1,009,665	743,288
Operating expenses:
Advertising — Online	403,153	277,136
Advertising — Offline	27,729	11,157
Sales and marketing	52,263	45,537
Personnel, including stock-based compensation of $21,709 and $16,523, respectively	134,218	100,676
General and administrative	50,161	40,674
Information technology	13,222	10,735
Depreciation and amortization	19,080	15,842
Total operating expenses	699,826	501,757
Operating income	309,839	241,531
Other income (expense):
Interest income	874	1,098
Interest expense	(17,329)	(11,258)
Foreign currency transactions and other	(2,942)	(2,376)
Total other income (expense)	(19,397)	(12,536)
Earnings before income taxes	290,442	228,995
Income tax expense	46,150	47,179
Net income	244,292	181,816
Less: net income (loss) attributable to noncontrolling interests	21	(154)
Net income applicable to common stockholders	$244,271	$181,970
Net income applicable to common stockholders per basic common share	$4.89	$3.65
Weighted average number of basic common shares outstanding	49,939	49,827
Net income applicable to common stockholders per diluted common share	$4.76	$3.54
Weighted average number of diluted common shares outstanding	51,353	51,347

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$244,292	$181,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,802	7,685
Amortization	9,278	8,157
Provision for uncollectible accounts, net	4,216	3,998
Deferred income taxes	(7,229)	4,804
Stock-based compensation expense and other stock-based payments	21,826	16,640
Amortization of debt issuance costs	1,432	895
Amortization of debt discount	11,120	7,241
Changes in assets and liabilities:
Accounts receivable	(115,162)	(58,235)
Prepaid expenses and other current assets	(207,993)	(145,345)
Accounts payable, accrued expenses and other current liabilities	188,112	153,239
Other	23,423	1,485
Net cash provided by operating activities	183,117	182,380

INVESTING ACTIVITIES:
Purchase of investments	(1,504,676)	(1,301,457)
Proceeds from sale of investments	1,521,947	925,356
Additions to property and equipment	(15,051)	(13,697)
Acquisitions and other equity investments, net of cash acquired	(102)	(13,286)
Proceeds from settlement of foreign currency contracts	—	32,183
Payments on foreign currency contracts	(17,539)	—
Change in restricted cash	(581)	(600)
Net cash used in investing activities	(16,002)	(371,501)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	—	1,000,000
Payment of debt issuance costs	—	(20,327)
Repurchase of common stock	(76,380)	(254,225)
Proceeds from exercise of stock options	965	1,045
Excess tax benefit on stock-based compensation	4,443	4,040
Net cash (used in) provided by financing activities	(70,972)	730,533

Effect of exchange rate changes on cash and cash equivalents	(21,282)	17,827
Net increase in cash and cash equivalents	74,861	559,239
Cash and cash equivalents, beginning of period	1,536,349	632,836
Cash and cash equivalents, end of period	$1,611,210	$1,192,075

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$228,893	$173,528
Cash paid during the period for interest	$9,072	$3,912
Non-cash fair value increase for redeemable noncontrolling interests	$42,768	$52,214

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended March 31,
		2013	2012

	GAAP Gross profit	$1,009,665	$743,288

(a)	Charges related to travel transaction tax rulings	20,550	—

	Non-GAAP Gross profit	$1,030,215	$743,288

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended March 31,
		2013	2012

	GAAP Operating income	$309,839	$241,531

(a)	Charges related to travel transaction tax rulings	20,550	—
(b)	Stock-based employee compensation	21,709	16,523
(c)	Amortization of intangible assets in Depreciation and amortization	9,278	8,157

	Non-GAAP Operating income	$361,376	$266,211

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	35.1%	35.8%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended March 31,
		2013	2012

	GAAP Other income (expense)	$(19,397)	$(12,536)

(f)	Debt discount amortization related to convertible debt	11,120	7,241
(h)	Net (income) loss attributable to noncontrolling interests	(21)	154
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(389)	(460)

	Non-GAAP Other expense recorded below Operating income	$(8,687)	$(5,601)

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2013	2012

	GAAP Net income applicable to common stockholders	$244,271	$181,970

(a)	Charges related to travel transaction tax rulings	20,550	—
(b)	Stock-based employee compensation	21,709	16,523
(d)	Depreciation and amortization	19,080	15,842
(e)	Interest income	(874)	(1,098)
(e)	Interest expense	17,329	11,258
(g)	Income tax expense	46,150	47,179
(h)	Net income (loss) attributable to noncontrolling interests	21	(154)

	Adjusted EBITDA	$368,236	$271,520

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended March 31,
		2013	2012

	GAAP Net income applicable to common stockholders	$244,271	$181,970

(a)	Charges related to travel transaction tax rulings	20,550	—
(b)	Stock-based employee compensation	21,709	16,523
(c)	Amortization of intangible assets in Depreciation and amortization	9,278	8,157
(f)	Debt discount amortization related to convertible debt	11,120	7,241
(i)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	(9,304)	7,425
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(389)	(460)

	Non-GAAP Net income applicable to common stockholders	$297,235	$220,856

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2013	2012

	GAAP weighted average number of diluted common shares outstanding	51,353	51,347
(k)	Adjustment for unvested restricted stock units and performance units	215	298
	Non-GAAP weighted average number of diluted common shares outstanding	51,568	51,645
	Net income applicable to common stockholders per diluted common share
	GAAP	$4.76	$3.54
	Non-GAAP	$5.76	$4.28

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(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense.
(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Net income (loss) attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(i)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(j)	Impact of other non-GAAP adjustments on Net income (loss) attributable to noncontrolling interests.
(k)
Additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated Statistical Data In millions (Unaudited)

Gross Bookings	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13
International	$3,536	$4,472	$4,989	$3,912	$5,451	$5,952	$6,473	$5,494	$7,783
Domestic	1,129	1,308	1,268	1,044	1,260	1,377	1,359	1,090	1,370
Total	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153

Agency	$3,781	$4,725	$5,121	$3,982	$5,528	$6,031	$6,423	$5,302	$7,648
Merchant	884	1,055	1,136	973	1,184	1,298	1,408	1,282	1,505
Total	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153

Year/Year Growth
International	79.0%	98.2%	72.9%	65.5%	54.2%	33.1%	29.7%	40.4%	42.8%
excluding F/X impact	78%	79%	61%	67%	58%	44%	41%	43%	43%
Domestic	14.1%	13.4%	13.1%	15.8%	11.7%	5.3%	7.2%	4.4%	8.7%

Agency	59.3%	76.1%	61.6%	55.7%	46.2%	27.6%	25.4%	33.1%	38.3%
Merchant	49.5%	45.1%	35.6%	37.5%	34.0%	23.1%	24.0%	31.8%	27.1%

Total	57.3%	69.5%	56.2%	51.8%	43.9%	26.8%	25.2%	32.9%	36.4%
excluding F/X impact	57%	56%	48%	53%	47%	35%	34%	35%	37%

Units Sold	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13
Hotel Room-Nights	31.2	36.1	40.6	33.6	45.9	50.2	55.2	46.2	63.2
Year/Year Growth	55.8%	55.6%	47.4%	52.8%	47.0%	39.1%	35.9%	37.6%	37.7%

Rental Car Days	4.9	6.6	7	5.3	6.9	8.6	9.4	7.2	9.9
Year/Year Growth	64.7%	54.6%	35.6%	34.3%	40.6%	29.4%	34.9%	36.5%	43.3%

Airline Tickets	1.6	1.7	1.6	1.4	1.6	1.7	1.7	1.4	1.7
Year/Year Growth	2.1%	7.3%	7.7%	5.6%	4.9%	(1.8)%	6.1%	1.7%	1.4%

	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13
Revenue	$809.3	$1,102.7	$1,452.8	$990.8	$1,037.2	$1,326.8	$1,706.3	$1,190.6	$1,302.0
Year/Year Growth	38.5%	43.7%	45.0%	35.5%	28.2%	20.3%	17.4%	20.2%	25.5%

Gross Profit	$505.8	$749.2	$1,100.1	$724.7	$743.3	$1,004.1	$1,396.5	$939.8	$1,009.7
Year/Year Growth	58.5%	68.3%	65.1%	51.5%	47.0%	34.0%	26.9%	29.7%	35.8%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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